SCHEDULE A

FUND LIST

Steward Funds, Inc.	Ticker	CUSIP
On behalf of its series:
Steward Covered Call Income Fund
• Class A	SCJAX	860324714
• Class C	SCJCX	860324698
• Class R6	SCJKX	860324680
• Institutional Class	SCJIX	860324672
Steward Global Equity Income Fund
• Class A	SGIDX	860324862
• Class C	SGIFX	860324664
• Class R6	SGIGX	860324656
• Institutional Class	SGISX	860324854
Steward International Enhanced Index Fund
• Class A	SNTKX	860324805
• Class C	SNTDX	860324649
• Class R6	SNTFX	860324631
• Institutional Class	SNTCX	860324706
Steward Values-Focused Large Cap Enhanced Index Fund
• Class A	SEEKX	860324201
• Class C	SEEBX	860324623
• Class R6	SEEHX	860324615
• Institutional Class	SEECX	860324102
Steward Select Bond Fund
• Class A	SEAKX	860324409
• Class C	SEAAX	860324599
• Class R6	SEABX	860324581
• Institutional Class	SEACX	860324300
Steward Values-Focused Small-Mid Cap Enhanced Index Fund
• Class A	TRDFX	860324839
• Class C	SSMEX	860324573
• Class R6	SSMOX	860324565
• Institutional Class	SCECX	860324847
Steward Equity Market Neutral Fund
• Class A	SMNAX	860324458
• Class C	SMNCX	860324441
• Class R6	SMNRX	860324516

• Institutional Class	SMNIX	860324433
Steward Large Cap Core Fund
• Class A	SJCAX	860324425
• Class C	SJCCX	860324417
• Class R6	SJCRX	860324490
• Institutional Class	SJCIX	860324391
Steward Large Cap Growth Fund
• Class A	SJGAX	860324383
• Class C	SJGCX	860324375
• Class R6	SJGRX	860324482
• Institutional Class	SJGIX	860324367
Steward Large Cap Value Fund
• Class A	SJVAX	860324359
• Class C	SJVCX	860324342
• Class R6	SJVRX	860324474
• Institutional Class	SJVIX	860324334
Steward Small Cap Growth Fund
• Class A	SKGAX	860324326
• Class C	SKGCX	860324318
• Class R6	SKGRX	860324466
• Institutional Class	SKGIX	860324292

This Schedule is amended and restated as of November 15, 2021.

Steward Funds, Inc.	The Northern Trust Company

By: /s/ Jim Coppedge	By: /s/ Bryan Rooney
Name: Jim Coppedge	Name: Bryan Rooney
Title: Executive Vice President &	Title: Vice President
Chief Compliance Officer